Exhibit 99.1

HEARTWARE INTERNATIONAL AND VALTECH CARDIO, LTD. ANNOUNCE

TERMINATION OF PROPOSED ACQUISITION

Framingham, Mass., January 28, 2016 –HeartWare International, Inc. (NASDAQ: HTWR), a leading innovator of less-invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, and Valtech Cardio, Ltd., a privately held developer of mitral and tricuspid valve repair and replacement technologies, today announced the termination of HeartWare’s proposed acquisition of Valtech.

“HeartWare’s decision last fall to acquire Valtech represented a unique opportunity to bring together two, complementary portfolios for substantial, high-growth markets and create a broad technology pipeline for the treatment of patients with heart failure,” said Doug Godshall, President and Chief Executive Officer of HeartWare. “While we continue to believe Valtech’s portfolio of mitral and tricuspid interventional tools holds tremendous promise, HeartWare finds itself in a different set of circumstances than when we first entered into the agreement.”

“Our focus in the coming months will be on returning the MVAD® System to the clinic, further enhancing the HVAD® System, particularly in light of our plan to submit for the Destination Therapy indication for HVAD in the middle of this year, and progressing our innovative circulatory support pipeline,” added Mr. Godshall. “By stepping away from the acquisition, all of our resources will be dedicated to strengthening our existing business to put the company in the best position to take advantage of the significant opportunities within our ventricular assist device (VAD) portfolio. We recognize from our discussions with shareholders over the past several weeks that they, too, share our enthusiasm for the strength of our core VAD franchise, and we look forward to realizing this value together.

“This decision does not, in any way, reflect a lack of enthusiasm for Valtech or the mitral and tricuspid valve opportunities, and we wish Valtech all the best in advancing their company to the next level,” concluded Mr. Godshall.

Pursuant to the terms of the agreement, HeartWare will make a $30 million loan to Valtech in the form of a convertible promissory note.

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-support circulatory assist device designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. The HeartWare System is approved in the United States for the intended use as a bridge to cardiac transplantation in patients who are at risk of death from refractory end-stage left ventricular heart failure, has received CE Marking in the European Union and has been used to treat patients in 47 countries. The device is also currently the subject of a U.S. clinical trial for destination therapy. For additional information, please visit www.heartware.com.

HeartWare International, Inc. is a member of the Russell 2000®, and its securities are publicly traded on The NASDAQ Stock Market.

HEARTWARE, HVAD, MVAD, PAL, SYNERGY, CIRCULITE and HeartWare logos are registered trademarks of HeartWare, Inc.

Forward-Looking Statements

This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the: commercialization of the HeartWare HVAD System and clinical evaluation of the MVAD System; timing, progress and outcomes of clinical trials; regulatory submissions and quality compliance; investigation, research and development activities; and our ability to take advantage of pipeline technology. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by federal securities laws and the rules and regulations of the Securities and Exchange Commission (SEC). HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in Part I, Item 1A. “Risk Factors” in HeartWare’s Annual Report on Form 10-K filed with the SEC. HeartWare may update risk factors from time to time in Part II, Item 1A. “Risk Factors” in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings with the SEC.

For additional information:

Christopher Taylor

HeartWare International, Inc.

Email: ctaylor@heartware.com

Phone: +1 508 739 0864

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